                                                                     Exhibit 1.1


                                                                  EXECUTION COPY

               CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT
                       BANK SPECIAL PURPOSE TRUST SDG&E-1

                          RATE REDUCTION CERTIFICATES


                               SDG&E FUNDING LLC

                        SAN DIEGO GAS & ELECTRIC COMPANY


                             UNDERWRITING AGREEMENT


                                                              New York, New York
                                                                December 4, 1997


     To the Representatives
       named in Schedule I
       hereto of the Under-
       writers named in
       Schedule II hereto


     Ladies and Gentlemen:

               1.  Introduction.  California Infrastructure and Economic
                   -------------
     Development Bank Special Purpose Trust SDG&E-1 (the "Trust") proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the principal amount of the certificates identified in Schedule I hereto (the
     "Certificates").   If the firm or firms listed in Schedule II hereto
     include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

               The Trust was formed pursuant to a declaration and agreement of trust dated as of November 1, 1997, between the California Infrastructure and Economic Development Bank (the "Infrastructure Bank") and Bankers Trust (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), and the Certificates will be issued pursuant to an amended and restated declaration and agreement of trust dated as of December 16, 1997, as supplemented by a first supplemental agreement of trust (and as further amended and supplemented from time to time, the "Trust Agreement"), among the Infrastructure Bank, the Delaware Trustee and Bankers Trust Company of California, N.A., a national banking association, as certificate trustee (the "Certificate Trustee"). The assets of the Trust will consist solely of the SDG&E Funding LLC Notes, Series 1997-1 (the "Notes"), issued by SDG&E Funding LLC, a Delaware limited liability company (the "Note Issuer"), and the proceeds thereof. The Notes will be issued pursuant to an indenture dated as of December 16, 1997 (as amended and supplemented from time to time, including any Series Supplement, the "Indenture"), between the Note Issuer and Bankers Trust Company of California, N.A., a national banking association, as note trustee (the "Note Trustee"), and purchased by the Certificate Trustee, on behalf of the Trust, pursuant to a note purchase agreement dated as of December 16, 1997 (the "Note Purchase Agreement"), between the Note Issuer and the Certificate Trustee. Each Class of Certificates will correspond to a Class of Notes and will represent fractional undivided beneficial interests in such underlying Class of Notes and the proceeds thereof. The Notes will be secured primarily by the Transition Property described in the related Issuance Advice Letter. Such Transition Property will be sold to the Note Issuer by San Diego Gas & Electric Company, a California corporation (the "Company"), pursuant to a transition property purchase and sale agreement dated as of December 16, 1997 (the "Sale Agreement"), between the Company, as seller, and the Note Issuer. Other Transition Property may be sold to the Note Issuer by the Company pursuant to an agreement substantially similar to the Sale Agreement. The Transition Property will be serviced pursuant to a transition property servicing agreement dated as of December 16, 1997 (as amended and supplemented from time to time, the "Servicing Agreement"), between the Company, as servicer, and the Note Issuer.

               Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Indenture.

               2.  Representations and Warranties.  Each of the Company and the
                   -------------------------------
     Note Issuer represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2. Certain terms used in this Section 2 are defined in paragraph (c) hereof.

               (a) If the offering of the Certificates is a Delayed Offering (as specified in Schedule I hereto), paragraph (i) below is applicable and, if the offering of the Certificates is a Non-Delayed Offering (as so specified), paragraph (ii) below is applicable.

                    (i) The Note Issuer and the Notes and the Certificates meet the requirements for the use of Form S-3 under the Securities Act of 1933 (the "Act"), and the Note Issuer has filed with the Securities and Exchange Commission (the "SEC") a registration statement (the file number of which is set forth in

               Schedule I hereto) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Certificates. The Note Issuer may have filed one or more amendments thereto, and may have used a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, has become effective. The offering of the Certificates is a Delayed Offering and, although the Basic Prospectus may not include all the information with respect to the Certificates and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Note Issuer will next file with the SEC pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Certificates and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Certificates and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Note Issuer has advised you, prior to the Execution Time, will be included or made therein.

                    (ii) The Note Issuer and the Notes and the Certificates meet the requirements for the use of Form S-3 under the Act and the Note Issuer has filed with the SEC a registration statement (the file number of which is set forth in Schedule I hereto) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Certificates. The Note Issuer may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the SEC either
               (x) a final prospectus supplement relating to the Certificates in accordance with Rules 430A and 424(b)(1) or (4), or (y) prior to the effectiveness of such registration statement, an amendment to such registration statement, including the form of final prospectus supplement. In the case of clause (x), the Note Issuer has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Final Prospectus with respect to the Certificates and the offering thereof. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, with respect to the Certificates and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Note Issuer has advised you, prior to the Execution Time, will be included or made therein.

               (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture and the Trust Agreement did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither
                                                --------  -------
          the Note Issuer nor the Company makes any representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Forms T-1) under the Trust Indenture Act of the Note Trustee and the Certificate Trustee or (ii) the information contained in or omitted from the Registration

          Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Note Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

               (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date including, in the case of a Non-Delayed Offering, any Preliminary Final Prospectus.
          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Certificates and the offering thereof and is used prior to filing of the Final Prospectus. "Final Prospectus" shall mean the prospectus supplement relating to the Certificates that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if, in the case of a Non-Delayed Offering, no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Certificates, including the Basic Prospectus, included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Certificates and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "Non-Delayed Offering" shall mean an offering of securities which is intended to commence promptly after the effective date of a registration statement, with the result that, pursuant to Rules 415 and 430A, all information (other than Rule 430A Information) with respect to the securities so offered must be included in such registration statement at the effective date thereof. A "Delayed Offering" shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered. Whether the offering of the Certificates is a Non-Delayed Offering or a Delayed Offering shall be set forth in Schedule I hereto.

               3.  Purchase and Sale.  Subject to the terms and conditions and
                   ------------------
     in reliance upon the representations and warranties herein set forth, the Trust agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at the purchase price set forth in Schedule I hereto the principal amount of the Certificates set forth opposite such Underwriter's name in Schedule II hereto.

               4.  Delivery and Payment.  Delivery of and payment for the
                   ---------------------
     Certificates shall be made on the date and at the time specified in
     Schedule I hereto (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Note Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Certificates being herein called the "Closing Date"). Delivery of the Certificates shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to the Trust by wire transfer of immediately available funds. Delivery of the Certificates shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date. The Certificates to be so delivered shall be initially represented by Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under limited circumstances.

               The Trust agrees to have the Certificates available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

               5.  Covenants.
                   ----------

               (a)  Covenants of the Note Issuer.  The Note Issuer covenants and
                    -----------------------------
     agrees with the several Underwriters that:

               (i) The Note Issuer will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Certificates, the Note Issuer will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Note Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Note Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Note Issuer will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the SEC pursuant to Rule 424(b),
          (iii) when, prior to termination of the offering of the Certificates, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the SEC for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Note Issuer of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Note Issuer will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (ii) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Note Issuer promptly will
          (i) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

               (iii) As soon as practicable, the Note Issuer will cause the Trust to make generally available to the Certificateholders and to the Representatives an earnings statement or statements of the Trust which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

               (iv) The Note Issuer will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Note Issuer shall furnish or cause to be furnished to the Representatives copies of all reports on Form SR required by Rule 463 under the Act. The Note Issuer will pay the expenses of printing or other production of all documents relating to the offering.

               (v) The Note Issuer will arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Certificates and will arrange for the determination of the legality of the Certificates for purchase by institutional investors; provided that in no event shall the Note Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Certificates, in any jurisdiction where it is not now so subject.

               (vi)  Until the business date set forth on Schedule I hereto, the
          Note Issuer will not, without the consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities of a trust or other special purpose vehicle (other than the Certificates).

               (vii) For a period from the date of this Agreement until the retirement of the Certificates, or until such time as the Underwriters shall cease to maintain a secondary market in the Certificates, whichever occurs first, the Note Issuer will deliver to the Representatives the annual statements of compliance and the annual independent auditor's servicing reports furnished to the Note Issuer or the Note Trustee pursuant to the Servicing Agreement or the Indenture, as applicable, as soon as such statements and reports are furnished to the Note Issuer or the Note Trustee.

               (viii)  So long as any of the Certificates are outstanding, the
          Note Issuer will furnish to the Representatives (i) as soon as available, a copy of each report of the Trust filed with the SEC under the Exchange Act, or mailed to Certificateholders, (ii) a copy of any filings with the California Public Utility Commission pursuant to the Financing Order, including, but not limited to, any Advice Letters, and (iii) from time to time, any information concerning the Company or the Note Issuer, and, to the extent readily available, the Infrastructure Bank or the Trust, as the Representatives may reasonably request.

               (ix) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 6(r) of this Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Note Issuer on or after the Closing Date, the Note Issuer shall furnish such documents and take such other actions.

               (b)  Covenants of the Company.  The Company covenants and agrees
                    -------------------------
     with the several Underwriters that, to the extent that the Note Issuer has not already performed such act pursuant to Section 5(a):

               (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. The Company will use its best efforts to prevent the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

               (ii) Until the business date set forth on Schedule I hereto, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities of a trust or other special purpose vehicle (other than the Certificates).

               (iii) So long as any of the Certificates are outstanding and the Company is the Servicer, the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Trust filed with the SEC under the Exchange Act, or mailed to Certificateholders, (ii) a copy of any filings with the California Public Utility Commission pursuant to the Financing Order, including, but not limited to, any Advice Letters, and (iii) from time to time, any information concerning the Company and, to the extent readily available, the Note Issuer, the Infrastructure Bank or the Trust, as the Representatives may reasonably request.

               (iv) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 6(r) of this Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Company on or after the Closing Date, the Company shall furnish such documents and take such other actions.

               6.  Conditions to the Obligations of the Underwriters.  The
                   --------------------------------------------------
     obligations of the Underwriters to purchase the Certificates shall be subject to the accuracy of the representations and warranties on the part of the Note Issuer and the Company contained herein as of the Execution Time and the Closing Date and on the part of the Company contained in
     Article III of the Sale Agreement and in Section 6.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the
     Note Issuer, the Company and the Trust made in any certificates pursuant to the provisions hereof, to the performance by the Note

     Issuer, the Company and the Trust of their obligations hereunder and to the following additional conditions:

               (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date, or
          (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b) The Representatives, the Infrastructure Bank, the California State Treasurer's Office, as agent for sale (the "STO"), and the Trust shall have received opinions of counsel for the Company, portions of which may be delivered by O'Melveny & Myers LLP, outside counsel for the Company, portions of which may be delivered by David R. Clark, Esq., in-house counsel for the Company, and portions of which may be delivered by Richards, Layton & Finger, P.A., special Delaware counsel for the Company, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                    (i) the Company (a) has been duly incorporated and is
               validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, (b) has all requisite corporate power and authority to own its properties, conduct its business as presently conducted and execute, deliver and perform its obligations under this Agreement, the Sale Agreement and the Servicing Agreement, and
               (c) is duly qualified to do business in all jurisdictions (and is in good standing under the laws of all such jurisdictions) to the extent that such qualification and good standing is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents to which the Company is party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby;

                    (ii) the Sale Agreement and the Servicing Agreement have
               been duly authorized, executed and delivered, and constitute legal, valid and binding instruments enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect);

                    (iii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required;

                    (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                    (v) no consent, approval, authorization or order of any
               court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the California Government Code, the PU Code and the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Certificates by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                    (vi) neither the execution and delivery of this Agreement, the Sale Agreement, the Servicing Agreement, nor the consummation of the transactions contemplated by this Agreement, the Sale Agreement or the Servicing Agreement, nor the fulfillment of the terms of this Agreement, the Sale Agreement or the Servicing Agreement by the Company, will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the articles of incorporation, bylaws or other organizational documents of the Company, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, material agreement or other material instrument to which the Company is a party or by which the Company is bound, (B) result in the creation or imposition of any lien upon any properties of the Company pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Basic Documents and Section 843(g) of the PU
               Code), or (C) violate any law or any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company, or any of its properties; and

                    (vii) upon the delivery of the fully executed Sale Agreement to the Note Issuer and the payment of the purchase price of the Transition Property by the Note Issuer to the Seller pursuant to the Sale Agreement, then (A) the transfer of the Transition Property by the Seller to the Note Issuer pursuant to the Sale Agreement conveys the Seller's right, title and interest in the Transition Property to the Note Issuer and will be treated as an absolute transfer of all of the Seller's right, title, and interest in the Transition Property, other than for federal and state income and franchise tax purposes, (B) such transfer of the Transition Property is perfected, (C) such transfer has priority over any other assignment of the Transition Property, and (D) the Transition Property is free and clear of all liens created prior to its transfer to the Note Issuer pursuant to the Sale Agreement.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

               (c) The Representatives, the Infrastructure Bank and the STO shall have received opinions of counsel for the Note Issuer, portions of which may be delivered by O'Melveny & Myers LLP, outside counsel for the Note Issuer, portions of which may be delivered by David R. Clark, Esq., in-house counsel for the Note Issuer, and portions of which may be delivered by Richards, Layton & Finger, P.A., special Delaware counsel for the Note Issuer, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                    (i) the Note Issuer has been duly formed and is validly
               existing as a single member limited liability company and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under this Agreement, the Sale Agreement, the Servicing Agreement, the Indenture, the Note Purchase Agreement and the Notes;

                    (ii) the Sale Agreement, the Servicing Agreement, the Indenture and the Note Purchase Agreement have been duly authorized, executed and delivered, and constitute legal, valid and binding instruments enforceable against the Note Issuer in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect); and the Notes have been duly authorized and executed, and when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trust in accordance with the terms of the Note Purchase Agreement, will constitute legal, valid and binding obligations of the Note Issuer entitled to the benefits of the Indenture and any related Series Supplement (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect);

                    (iii) the Notes, the Indenture, the Sale Agreement and the
               Note Purchase Agreement conform to the descriptions thereof contained in the Final Prospectus;

                    (iv) the Indenture has been duly qualified under the Trust
               Indenture Act;

                    (v) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Note Issuer, or relating to the Notes, the Financing Order or the collection of FTA Payments or the use and enjoyment of transition property under the Statute of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Final Prospectus under the headings "Energy Deregulation and New California Market Structure" (to the extent the Statute is described), "Description of the Transition Property", "The
               Note Issuer", "Servicing" (to the extent the Servicing Agreement is described) and "Description of the Notes" fairly summarize the matters described therein;

                    (vi) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Prospectus as of its date and the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion);

                    (vii) this Agreement has been duly authorized, executed and delivered by the Note Issuer;

                    (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the California Government Code, the PU Code and the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Certificates by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                    (ix) neither the execution and delivery of this Agreement, the Sale Agreement, the Servicing Agreement, the Indenture or the Note Purchase Agreement, nor the issue and sale of the Notes, nor the consummation of the transactions contemplated by this Agreement, the Sale Agreement, the Servicing Agreement, the Indenture or the Note Purchase Agreement, nor the fulfillment of the terms of this Agreement, the Sale Agreement, the Servicing Agreement, the Indenture or the Note Purchase Agreement by the
               Note Issuer, will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the Amended and Restated Limited Liability Company Agreement of the Note Issuer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument known to such counsel and to which the Note Issuer is a party or by which the Note Issuer is bound, (B) result in the creation or imposition of any lien upon any properties of the Note Issuer pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Basic Documents and Section 843(g) of the PU Code), or (C) violate any law or any order, rule or regulation applicable to the Note Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Note Issuer, or any of its properties;

                    (x) (A) to the extent that the provisions of Section 843 of the PU Code apply to the grant of a security interest by the Note Issuer in the Collateral pursuant to the Indenture, then upon the giving of value by the Note Trustee to the Note Issuer with respect to the Collateral,
               (I) the Indenture creates in favor of the Note Trustee a security interest in the rights of the Note Issuer in the Collateral, (II) such security interest is valid and enforceable against the Note Issuer and third parties (subject to the rights of any third parties holding security interests in such Collateral perfected in the manner described in Section 843 of the PU Code), and has attached, (III) such security interest is perfected, and (IV) such perfected security interest is of first priority. (B) To the extent that the provisions of Section 843 of the PU Code do not apply to the grant of a security interest by the Note Issuer in the Collateral pursuant to the Indenture, then upon the giving of value by the Note Trustee to the Note Issuer with respect to the Collateral, (I) the Indenture creates in favor of the Note Trustee a security interest in the rights of the Note Issuer in the Collateral, and such security interest is enforceable against the Note Issuer with respect to such Collateral, (II) such security interest is perfected, and (III) such perfected security interest is of first priority; and

                    (xi) the Note Issuer is not an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the
          Note Issuer and public officials. References to the Final Prospectus in this paragraph (c) include any supplements thereto at the Closing Date.

               (d) The Representatives, the Note Issuer, the Company, the Infrastructure Bank, the STO, the Trust and the Certificate Trustee shall have received opinions of counsel for the Trust and the Infrastructure Bank, portions of which may be delivered by Brown & Wood LLP, outside counsel for the Trust and the Infrastructure Bank, portions of which may be delivered by Brooke Bassett, in-house counsel for the Infrastructure Bank, and portions of which may be delivered by Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                    (i) the Certificates and the Trust Agreement conform to the descriptions thereof contained in the Final Prospectus;

                    (ii) the Trust has been duly formed and is validly existing as a Delaware business trust and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under this Agreement and the Certificates;

                    (iii) the Infrastructure Bank has been duly formed and is
               validly existing as a public body established within the state government of the State of California, with full power and authority to execute, deliver and perform its obligations under the Trust Agreement and the IED Bank Issuance Resolution (as defined in the Sale Agreement);

                    (iv) the Trust Agreement has been duly authorized, executed and delivered by the Infrastructure Bank and constitutes a legal, valid and binding instrument enforceable against the Infrastructure Bank in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect);

                    (v) the Certificates have been duly authorized and executed and, when authenticated in accordance with the provisions of the Trust Agreement and delivered to and paid for by the Underwriters pursuant to this Agreement, will be duly issued and entitled to the benefits of the Trust Agreement;

                    (vi) the Note Purchase Agreement has been duly authorized
               and delivered by the Trust and constitutes a legal, valid and binding instrument enforceable against the Trust in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect);

                    (vii) the IED Bank Issuance Resolution has been duly and
               validly adopted by the Infrastructure Bank, in compliance with all applicable laws, rules and regulations, and is in full force and effect, not having been amended, altered or repealed since November 10, 1997;

                    (viii) pursuant to the IED Bank Issuance Resolution, the
               Infrastructure Bank has validly authorized and approved the formation of the Trust, the issuance of the Certificates and all other transactions and actions contemplated by the Basic Documents; such authorizations and approvals are valid and in full force and effect; the Certificates qualify as "rate reduction bonds" under Section 840(e) of the PU Code;

                    (ix) the Trust Agreement has been duly qualified under the
               Trust Indenture Act;

                    (x) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator challenging the validity or enforceability of the IED Bank Issuance Resolution or actions taken by the Infrastructure Bank in connection therewith or otherwise involving the Infrastructure Bank or relating to the Certificates or the Trust of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document relating to the Infrastructure Bank, the Certificates or the Trust of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Final Prospectus under the headings "Description of the Certificates," "The Trust," and "The Infrastructure Bank" fairly summarize the matters described therein and the statements included or incorporated in the Final Prospectus under the headings "Certain Federal Income Tax Consequences", "State Taxation" and "ERISA Considerations", to the extent that they constitute matters of California, Delaware or federal law or legal conclusions with respect thereto, provide a fair and accurate summary of such law or conclusions;

                    (xi) to the knowledge of such counsel, the Registration
               Statement and the Final Prospectus (other than (A) the financial statements and other financial and statistical information contained therein and

               (B) information contained under the captions "The Note Issuer" and "The Seller and Servicer", in each case as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder, and such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Prospectus as of its date and the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than (A) the financial statements and other financial and statistical information contained therein and (B) information contained under the captions "The Note Issuer" and "The Seller and Servicer", in each case as to which such counsel need express no opinion);

                    (xii) this Agreement has been duly authorized, executed and delivered by the Trust;

                    (xiii) no consent, approval, authorization or order of any court or governmental agency or body is required for the issuance of the Certificates, except such as have been obtained under the California Government Code, the PU Code and the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Certificates by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                    (xiv) neither the execution and delivery of this Agreement or the Trust Agreement, nor the issue and sale of the Certificates, nor the consummation of the transactions contemplated by this Agreement or the Trust Agreement, nor the fulfillment of the terms of this Agreement or the Trust Agreement by the Infrastructure Bank will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the bylaws or procedural documents of the Infrastructure Bank, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument known to such counsel and to which the Infrastructure Bank is a party or by which the Infrastructure Bank is bound, (B) result in the creation or imposition of any lien upon any properties of the Infrastructure Bank pursuant to the terms of any such indenture, agreement or other instrument, or (C) violate any law or any order, rule or regulation applicable to the Infrastructure Bank of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Infrastructure Bank, or any of its properties; and

                    (xv) the Trust is not an "investment company" or under the
               "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended.

          In rendering such opinion, such counsel may (A) rely as to matters involving the application of laws of any jurisdiction other than the State of California or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters, (B) as to matters relating to actions taken by the Company, the Note Issuer, the Note Trustee, the CPUC and the Servicer, assume such matters which are the subject of opinions rendered by counsel to such parties hereunder or under the Basic Documents, and (C) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Trust, the Infrastructure Bank and public officials. References to the Final Prospectus in this paragraph (d) include any supplements thereto at the Closing Date.

               (e) The Representatives, the Trust, the Infrastructure Bank and the STO shall have received an opinion of Seward & Kissel, counsel to the Note Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                    (i) the Note Trustee is validly existing as a national
               banking association in good standing under the federal laws of the United States of America;

                    (ii) the Indenture has been duly authorized, executed and
               delivered, and constitutes a legal, valid and binding instrument enforceable against the Note Trustee in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect); and

                    (iii) the Notes have been duly authenticated by the Note
               Trustee.

               (f) The Representatives, the Trust, the Infrastructure Bank and the STO shall have received an opinion of Seward & Kissel, counsel to the Certificate Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                    (i) the Certificate Trustee is validly existing as a
               national banking association in good standing under the federal laws of the United States of America;

                    (ii) the Trust Agreement and the Note Purchase Agreement
               have been duly executed by the Certificate Trustee, and the Trust Agreement has been duly authorized and delivered by the Certificate Trustee and constitutes a legal, valid and binding instrument enforceable against the Certificate Trustee in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect); and

                    (iii) the Certificate Trustee has duly executed and
               authenticated the Certificates issued on the Closing Date on behalf of the Trust;

               (g) The Representatives, the Trust, the Infrastructure Bank, the STO and the Certificate Trustee shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Delaware Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                    (i) the Delaware Trustee is duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware, with full corporate trust power and authority to enter into and perform its obligations under the Trust Agreement; and

                    (ii) the Trust Agreement has been duly authorized, executed and delivered by the Delaware Trustee, and constitutes a legal, valid and binding instrument enforceable against the Delaware Trustee in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect);

               (h) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes and the Certificates, the Indenture, the Trust Agreement, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company, the Note Issuer and the Trust shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (i) The Representatives, the Infrastructure Bank, the STO and the Note Trustee shall have received a certificate of the Note Issuer, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Note Issuer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

                    (i) the representations and warranties of the Note Issuer in this Agreement and in the Indenture are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Note Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                    (ii) no stop order suspending the effectiveness of the
               Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Note Issuer's knowledge, threatened; and

                    (iii) since the dates as of which information is given in
               the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (x) the condition (financial or other), prospects, earnings, business or properties of the Note Issuer, whether or not arising from transactions in the ordinary course of business, or (y) the Transition Property, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

               (j) The Representatives, the Infrastructure Bank, the STO, the Note Trustee and the Certificate Trustee shall have received a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

                    (i) the representations and warranties of the Company in
               this Agreement, the Sale Agreement and the Servicing Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                    (ii) no stop order suspending the effectiveness of the
               Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                    (iii) since the dates as of which information is given in
               the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (x) the condition (financial or other), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, or (y) the Transition Property, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

               (k) At the Closing Date, Deloitte & Touche shall have furnished to the Representatives (i) a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus, including information specified by the Underwriters and set forth under the captions "Prospectus Summary," "Description of the Transition Property," "The Seller and the Servicer," "Description of the Notes," and "Description of the Certificates" in the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation, and
          (ii) the opinion or certificate, dated as of the Closing Date, in form and substance satisfactory to the Representatives, satisfying the requirements of Section 2.10(7) of the Indenture.

               References to the Final Prospectus in this paragraph (k) include any supplement thereto at the date of the letter.

               In addition, except as provided in Schedule I hereto, at the Execution Time, Deloitte & Touche shall have furnished to the Representatives a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representatives, to the effect set forth above.

               (l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting either (i) the business, properties or financial condition of the Company, the Note Issuer or the Infrastructure Bank or (ii) the Transition Property, the Notes, the Certificates, the Financing Order or the Statute, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes or the Certificates as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

               (m) The Representatives, the Trust, the Infrastructure Bank and the STO shall have received on the Closing Date an opinion letter or letters of O'Melveny & Myers LLP, counsel to the Company and the Note Issuer, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, (i) with respect to the characterization of the transfer of the Transition Property by the Company to the Note Issuer as a "true sale" for bankruptcy purposes and (ii) to the effect that a court would not order the substantive consolidation of the assets and liabilities of the Note Issuer with those of the Company in the event of a bankruptcy, reorganization or other insolvency proceeding involving the Company.

               (n) The Representatives, the Trust, the Infrastructure Bank and the STO shall have received on the Closing Date an opinion letter of Brown & Wood LLP, outside counsel to the Infrastructure Bank and the Trust, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that a court would not order the substantive consolidation of the assets and liabilities of the Infrastructure Bank with those of the Trust.

               (o) The Representatives, the Trust, the Infrastructure Bank and the STO shall have received on the Closing Date an opinion letter or letters of counsel for the Company, portions of which may be delivered by O'Melveny & Myers LLP, outside counsel for the Company, and portions of which may be delivered by David R. Clark, Esq., in-house counsel for the Company, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that: (i) subject to the ultimate outcome of any Petition to the California Supreme Court for Writ of Review filed by The Utility Reform Network, the Financing Order has been duly authorized and adopted by the CPUC and the Financing Order, giving effect to the Issuance Advice Letter, is in full force and effect; in reliance on the opinion of Brown & Wood LLP that the Certificates are "rate reduction bonds" under Section 840(e) of the PU Code, as of the issuance of the Certificates, the Certificates are entitled to the protections provided in the first sentences of PU Code Sections 841(c) and 842(d); (ii) no person may challenge the Financing Order in California state courts other than in a proceeding pursuant to a Petition for Writ of Review brought by The Utility Reform Network to the California Supreme Court; (iii) the likelihood of any outcome of any Petition to the California Supreme Court for Writ of Review filed by The Utility Reform Network having a material adverse effect on the payment of principal and interest on the Certificates on the dates and in the amounts set forth in the Final Prospectus is remote; and (iv) the True-Up Adjustments (as defined in the Servicing Agreement) are entitled under the Statute to take into account in determining the amount of FTA Charges for future periods any reduction in the amount of FTA Payments deposited in the Collection Account from the amount collected from Customers ("Customer Collections") as a result of (x) any default by the Servicer or an ESP (as defined in the Servicing Agreement) under the Servicing Agreement or an ESP Service Agreement (as defined in the Servicing Agreement) to turn over any or all of such Customer Collections to the Collection Account or (y) as a result of any surcharge, fee, offset, charge or other deduction imposed by a bankruptcy court in a case in which the Company is the debtor. In addition, the Representatives, the Trust, the Infrastructure Bank and the STO shall have received on the Closing Date an opinion letter of counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that (i) the legal requirements for The Utility Reform Network to obtain a stay as requested in its Petition for Writ of Review to the California Supreme Court include that the proponent of the stay show that (A) great or irreparable damage would otherwise result to the proponent of the stay, and (B) the harm that would be caused from granting the stay does not outweigh the harm which would result from not granting the stay and (ii) the general legal standards for obtaining such a stay would also include a requirement that the proponent show that it is likely to prevail on the merits of the underlying claim (such opinion may note that the court has broad equitable discretion in granting or denying such a stay).

               (p) The Representatives, the Infrastructure Bank, the STO, the Company and the Note Issuer shall have received on the Closing Date an opinion letter or letters of counsel for the Infrastructure Bank and the Trust, portions of which may be delivered by Brown & Wood LLP, outside counsel for the Infrastructure Bank and the Trust, and portions of which may be delivered by Brooke Bassett, in-house counsel for the Infrastructure Bank, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that: (i) Proposition 218 of the initiative provisions of the Constitution of California does not apply to AB 1890; and (ii) any state action (whether by legislative, CPUC, initiative or otherwise) to revoke or limit the Financing Order, the Issuance Advice Letters, the Transition Property or the Fixed Transition Amounts in a manner which would substantially impair the rights of Certificateholders would be subject to a successful constitutional contracts clause defense.

               (q) The Representatives, the Trust, the Infrastructure Bank, the STO and the Note Trustee shall have received on the Closing Date an opinion letter or letters of Richards,

          Layton & Finger, P.A., special Delaware counsel to the Note Issuer, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that: (i) if properly presented to a Delaware court, a Delaware court applying Delaware law, would conclude that (x) in order for a person to file a voluntary bankruptcy petition on behalf of the Note Issuer, the prior unanimous written consent of the Member and the Board of Directors (including the Independent Director), as provided in Section 9(j)(iii) of the Amended and Restated Limited Liability Company Agreement of the Note Issuer (the "LLC Agreement"), is required, and (y) such provision, contained in Section 9(j)(iii) of the LLC Agreement, that requires the unanimous written consent of the Member and the Board of Directors (including the Independent Director) in order for a person to file a voluntary bankruptcy petition on behalf of the Note Issuer, constitutes a legal, valid and binding agreement of the Member and is enforceable against the Member, in accordance with its terms; and (ii) the LLC Agreement constitutes a legal, valid and binding agreement of the Member thereunder, and is enforceable against the Member in accordance with its terms.

               (r) The Notes and the Certificates shall have been rated in the highest long-term rating category by each of the Rating Agencies.

               (s) On or prior to the Closing Date, the Note Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been or are being made in accordance with the PU Code and other applicable law reflecting the grant of a security interest by the Note Issuer in the Collateral to the Note Trustee, including the filing of the UCC financing statements in the office of the Secretary of State of California.

               (t) On or prior to the Closing Date, the Note Issuer shall have delivered to the Representatives evidence, in form and substance satisfactory to the Representatives, of the California Public Utility Commission's issuance of the Financing Order relating to the Transition Property and the related Issuance Advice Letters.

               (u) On or prior to the Closing Date, the Company shall have delivered to the Representatives, the Trust, the Infrastructure Bank and the STO evidence, in form and substance reasonably satisfactory to the Representatives, that the Company has obtained a release of the Transition Property from the lien of that certain Mortgage and Deed of Trust dated as of July 1, 1940, between San Diego Gas &

          Electric Company and First Trust of California, N.A. (successor to Bank of California, National Association), as trustee.

               (v) Prior to the Closing Date, the Note Issuer, the Company and the Trust shall have furnished to the Representatives such further information, certificates, opinions and documents as the Representatives may reasonably request.

               If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Note Issuer and the Trust in writing or by telephone or telegraph confirmed in writing.

               The documents required to be delivered by this Section 6 shall be delivered at the office of San Diego Gas & Electric Company, 101 Ash Street, San Diego, CA, on the Closing Date.

               7.  Reimbursement of Underwriters' Expenses.  If the sale of the
                   ----------------------------------------
     Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Note Issuer or the Trust to perform any agreement herein or comply with any provision hereof other than by reason of a default (including under Section 9) by any of the Underwriters, the Company and the Note Issuer will, jointly and severally, reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Certificates.

               8.  Indemnification and Contribution.  (a)  The Company and the
                   ---------------------------------
     Note Issuer will, jointly and severally, indemnify and hold harmless each Underwriter, the Infrastructure Bank and the STO, the directors, officers, members, employees and agents of each Underwriter, the Infrastructure Bank and the STO and each person who controls any Underwriter, the Infrastructure Bank and the STO within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Certificates as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Note Issuer
             --------  -------
     will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Note Issuer or the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein;

     provided further, that with respect to any untrue statement or omission of
     ----------------
     material fact made in any Preliminary Final Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter or any person controlling such Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Certificates that are the subject thereof, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company or the Note Issuer had previously furnished copies of the Final Prospectus to the Representatives, (x) delivery of the Final Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Final Prospectus was corrected in the Final Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Certificates to such person, a copy of the Final Prospectus. This indemnity agreement will be in addition to any liability which the Company and the Note Issuer may otherwise have.

               (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, the Note Issuer, the Infrastructure Bank, the STO, each of their directors (and in the case of the Infrastructure Bank or the STO, their respective members, employees, officers or agents), each of their officers who signs the Registration Statement, and each person who controls the Company or the
     Note Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Note Issuer to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Note Issuer or the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.
     This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Note Issuer and the Company acknowledge that the statements set forth in the last paragraph of the cover page, under the heading "Underwriting" or "Plan of Distribution" in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

               (c)  Promptly after receipt by an indemnified party under this
     Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph
     (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided,
                                                                  --------
     however, that such counsel shall be reasonably satisfactory to the
     -------
     indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

               (d)  In the event that the indemnity provided in paragraph (a) or
     (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Note Issuer and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Note Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Note Issuer and by the Underwriters from the offering of the Certificates and the Notes; provided, however, that in no case shall any
                                 --------  -------
     Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Certificates) be responsible for any amount in excess of the underwriting discount or commission applicable to the Certificates purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Note Issuer and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Note Issuer and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Note Issuer shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Certificates (which shall be equal to the net proceeds from the sale of the Notes to the Trust (before deducting expenses)), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Note Issuer or the Underwriters. The Company, the Note Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Note Issuer or the Company within the meaning of either the Act or the Exchange Act, each officer of the Note Issuer or the Company who shall have signed the Registration Statement and each director of the Note Issuer or the Company shall have the same rights to contribution as the Note Issuer or the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

               9.  Default by an Underwriter.  If any one or more Underwriters
                   --------------------------
     shall fail to purchase and pay for any of the Certificates agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the nondefaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Certificates set forth opposite their names in Schedule II hereto bears to the aggregate amount of Certificates set forth opposite the names of all the remaining Underwriters) the Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of
     --------  -------
     Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Certificates set forth in Schedule II hereto, the nondefaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Certificates, and if such nondefaulting Underwriters do not purchase all the Certificates, this Agreement will terminate without liability to any nondefaulting Underwriter, the Note Issuer or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Note Issuer and the

     Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

               10.  Termination.  This Agreement shall be subject to termination
                    ------------
     in the absolute discretion of the Representatives, by notice given to the
     Note Issuer and the Trust prior to delivery of and payment for the Certificates, if prior to such time (i) there shall have occurred any change, or any development involving a prospective change, in or affecting either (A) the business, properties or financial condition of the Note Issuer, the Infrastructure Bank or the Company or (B) the Transition Property, the Notes, the Certificates, the Financing Order or the Statute, the effect of which, in the judgment of the Representatives, materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates, (ii) trading in the Company's Common Stock shall have been suspended by the SEC or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal, New York State or California State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Certificates as contemplated by the Final Prospectus (exclusive of any supplement thereto).

               11.  Representations and Warranties of Infrastructure Bank.  The
                    ------------------------------------------------------
     Infrastructure Bank represents and warrants to, and agrees with, each Underwriter, the Company and the Note Issuer that the information under the caption "The Infrastructure Bank" in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto does not contain any untrue statement of a material fact or omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               12.  Computational Materials and ABS Term Sheets.
                    --------------------------------------------

               (a)  Each Underwriter severally represents and warrants to the
     Note Issuer, the Company, the Infrastructure Bank and the STO that is has not and will not use any information that constitutes "Computational Materials," as defined in the SEC's No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder Peabody & Co. Incorporated and Kidder Structured Asset Corporation (as made generally applicable to registrants, issuers and underwriters by the SEC's response to the request of the Public Securities Association dated May 27, 1994), with respect to the offering of the Certificates.

               (b)  Each Underwriter severally represents and warrants to the
     Note Issuer, the Company, the Infrastructure Bank and the STO that is has not and will not use any information that constitutes "ABS Term Sheets," as defined in the SEC's No-Action Letter, dated February 17, 1995, addressed to the Public Securities Association, with respect to the offering of the Certificates.

               13.  Representations and Indemnities to Survive. The respective
                    -------------------------------------------
     agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Note Issuer or its officers, the Trust or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or of the Company, the Note Issuer, the Trust or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Certificates. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

               14.  Notices.  All communications hereunder will be in writing
                    --------
     and may be given by United States mail, courier service, telegram, telex, telemessage, telecopy, telefax, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, telemessage, telecopy, telefax, cable or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representatives, to them at the address specified in Schedule I hereto; and if sent to the Company, to it at San Diego Gas & Electric Company, 101 Ash Street, San Diego, CA 92101, Attention: Chief Financial Officer; and if sent to the Note Issuer, to it at SDG&E Funding LLC, 101 Ash Street, Room 111, San Diego, CA 92101, Attention: President; and if sent to the Trust, to it c/o Bankers Trust Company of California, N.A., as Certificate Trustee, c/o Bankers Trust Company, Corporate Trust and Agency Services, at Four Albany Street, New York, NY 10006, Attention: Structured Finance Group; and if sent to the Infrastructure Bank, to it c/o California Trade and Commerce Agency, at 801 K Street, Suite 1700, Sacramento, CA 95814,
     Attention: Executive Director; and if sent to the STO, to it at 915 Capitol Mall, Room 110, Sacramento, CA 95814, Attention: Deputy Treasurer. The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

               15.  Successors.  This Agreement will inure to the benefit of and
                    -----------
     be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

               16.  Applicable Law.  This Agreement will be governed by and
                    ---------------
     construed in accordance with the laws of the State of New York.

               17.  Counterparts.  This Agreement may be signed in any number of
                    -------------
     counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Note Issuer, the Trust, the several Underwriters, the Infrastructure Bank and the STO.


                                    Very truly yours,

                                    SAN DIEGO GAS & ELECTRIC
                                    COMPANY,

                                      by /s/ David Kuzma
                                        __________________________
                                        Name:  David Kuzma
                                        Title: Chief Financial Officer


                                    SDG&E FUNDING LLC,

                                      by /s/ Charles McMonagle
                                        __________________________
                                        Name:  Charles McMonagle
                                        Title: President and
                                               Chief Executive Officer


                                    CALIFORNIA INFRASTRUCTURE AND ECONOMIC
                                    DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                    SDG&E-1,

                                      by California Infrastructure  and Economic
                                         Development Bank, as Originator,

                                           by /s/ Christopher S. Holben
                                             __________________________
                                             Name:  Christopher S. Holben
                                             Title: Chair


                                    CALIFORNIA INFRASTRUCTURE AND ECONOMIC
                                    DEVELOPMENT BANK,

                                      by /s/ Christopher S. Holben
                                        __________________________
                                        Name:  Christopher S. Holben
                                        Title: Chair

                                    TREASURER OF THE STATE OF CALIFORNIA,

                                      by  /s/ Steve Spears
                                        ________________________
                                        Name: Steve Spears
                                        Title: Deputy Treasurer



     The foregoing Agreement is
     hereby confirmed and accepted
     as of the date specified in
     Schedule I hereto.


     MORGAN STANLEY & CO. INCORPORATED
     LEHMAN BROTHERS INC.

       by MORGAN STANLEY & CO. INCORPORATED

         by /s/ Murray Stoltz
           __________________________
           Name: Murray Stoltz
           Title:


       by LEHMAN BROTHERS INC.

         by  /s/ Steve Peters
            __________________________
            Name: Steve Peters
            Title:


     For themselves and the other
     several Underwriters, if any,
     named in Schedule II to the
     foregoing Agreement.

                                   SCHEDULE I


     Underwriting Agreement dated December 4, 1997

     Registration Statement No. 333-30761

     Representative(s):

          Morgan Stanley & Co. Incorporated
          1585 Broadway
          New York, NY 10036

          Lehman Brothers Inc.
          Three World Financial Center
          200 Vesey Street
          New York, NY 10285
     Title, Purchase Price and Description of Certificates:

Title:                                                 California Infrastructure and Economic
Development Bank Special Purpose Trust SDG&E-1
$658,000,000 Rate Reduction Certificates,
Series 1997-1

                                                  Principal amount, Price to Public, Underwriting
                                                  Discounts and Commissions and Proceeds to Trust:

                                                          Underwriting
                 Total Principal                         Discounts and      Proceeds to
                 Amount of Class     Price to Public      Commissions          Trust
                 ---------------     ----------------    -------------      ------------
Per Class A-1    $    65,800,000         99.99553%         0.24837%         99.74716%
Certificate
Per Class A-2    $    82,639,254         99.98666%         0.35000%         99.63666%
Certificate
Per Class A-3    $    66,230,948         99.98061%         0.40000%         99.58061%
Certificate
Per Class A-4    $    65,671,451         99.96564%         0.45000%         99.51564%
Certificate
Per Class A-5    $    96,537,839         99.99826%         0.50000%         99.49826%
Certificate
Per Class A-6    $   197,584,137         99.98005%         0.55000%         99.43005%
Certificate
Per Class A-7    $    83,536,371         99.93387%         0.65000%         99.28387%
Certificate      ---------------   ---------------    -------------   ---------------
   Total         $658,000,000.00  $657,854,287.38    $3,125,498.53   $654,728,788.85


          Plus the Underwriters will be reimbursed by the Note Issuer for:
          ----
          $186,850 of expenses,
          consisting of $154,000
          of out-of-pocket expenses and
          Original Issue Discount (if any):  $145,712.62

          Redemption provisions:    Optional Redemption and Mandatory Redemption
                                    as set forth in Article X of the Indenture

          Other provisions:

     Closing Date, Time and Location:  December 16, 1997,
                                       6:00 a.m., Pacific
                                       Standard Time,
                                       San Diego, CA

     Type of Offering:  Delayed Offering

     Date referred to in Section 5(a)(vi) after which the Company and the Note
       Issuer may offer or sell asset-backed securities in a trust or special purpose vehicle without the consent of the Representative(s): December 31, 1997

                                  SCHEDULE II

                              Principal Amount of Certificates to be Purchased
                             -----------------------------------------------------
Underwriters                  Class A-1     Class A-2     Class A-3     Class A-4
------------                 Certificates  Certificates  Certificates  Certificates
                             ------------  ------------  ------------  ------------
Morgan Stanley & Co.          $36,190,000   $45,451,593   $36,427,024   $36,119,301
 Incorporated
Lehman Brothers Inc.           16,450,000    20,659,813    16,557,737    16,417,862
Chase Securities Inc.           3,290,000     4,131,962     3,311,547     3,283,572
Prudential Securities           3,290,000     4,131,962     3,311,547     3,283,572
 Incorporated
Salomon Brothers Inc            3,290,000     4,131,962     3,311,547     3,283,572
Artemis Capital Group, Inc.     1,645,000     2,065,981     1,655,773     1,641,786
Samuel A. Ramirez & Co.         1,645,000     2,065,981     1,655,773     1,641,786
 Inc.                         -----------   -----------   -----------   -----------
Total......................   $65,800,000   $82,639,254   $66,230,948   $65,671,451
                              ===========   ===========   ===========   ===========

                                Principal Amount of Certificates to be Purchased
                               -------------------------------------------------
                                Class A-5    Class A-6     Class A-7
                               Certificate sCertificates  Certificates     Total
                               -----------  ------------  ------------  ------------
Morgan Stanley & Co.           $53,095,817  $108,671,275   $45,945,007  $361,900,000
 Incorporated
Lehman Brothers Inc.            24,134,459    49,396,034    20,884,092   164,500,000
Chase Securities Inc.            4,826,891     9,879,207     4,176,818    32,900,000
Prudential Securities            4,826,891     9,879,207     4,176,818    32,900,000
 Incorporated
Salomon Brothers Inc             4,826,891     9,879,207     4,176,818    32,900,000
Artemis Capital Group, Inc.      2,413,445     4,939,603     2,088,409    16,450,000
Samuel A. Ramirez & Co.          2,413,445     4,939,603     2,088,409    16,450,000
 Inc.                          -----------  ------------   -----------  ------------
Total......................    $96,537,839  $197,584,137   $83,536,371  $658,000,000
                               ===========  ============   ===========  ============